As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

02-0478229

(I.R.S. Employer Identification No.)

EXACT Sciences Corporation

100 Campus Drive

Marlborough, Massachusetts 01752

 (Address of Principal Executive Offices) (Zip Code)

2000 Stock Option and Incentive Plan

(Full Title of the Plan)

Jeffrey R. Luber

President and Chief Executive Officer

EXACT Sciences Corporation

100 Campus Drive

Marlborough, Massachusetts 01752

(Name and Address of Agent for Service)

(508) 683-1200

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Edward A. King, Esq.	Kevin T. Conroy
Goodwin Procter LLP	EXACT Sciences Corporation
Exchange Place	100 Campus Drive
Boston, Massachusetts 02109	Marlborough, Massachusetts 01752
(617) 570-1000	(508) 683-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2000 Stock Option and Incentive Plan Common Stock, par value $0.01 per share	1,376,147	$1.22	$1,678,899.34	$93.69

(1)          In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)          The price of $1.22 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on The NASDAQ Capital Market on March 24, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.

(3)          Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-54618) of the Registrant is effective.  The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-54618) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on March 31, 2009.

EXACT SCIENCES CORPORATION

By:	/s/ Jeffrey R. Luber
Jeffrey R. Luber
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EXACT Sciences Corporation (the “Company”), hereby severally constitute and appoint Kevin T. Conroy our true and lawful attorney, with full power to him to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 2009:

Signature	Title(s)

/s/ Jeffrey R. Luber	President, Chief Executive Officer and Director
Jeffrey R. Luber	(Principal Executive Officer)

/s/ Charles R. Carelli, Jr.	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Charles R. Carelli, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Patrick J. Zenner	Chairman of the Board
Patrick J. Zenner

/s/ Kevin T. Conroy	Director
Kevin T. Conroy

/s/ Sally W. Crawford	Director
Sally W. Crawford

/s/ Connie Mack, III	Director
Connie Mack, III

/s/ Edwin M. Kania, Jr.	Director
Edwin M. Kania, Jr.

/s/Michael E. Singer	Director
Michael E. Singer

/s/ Lance Willsey, MD	Director
Lance Willsey, MD

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)